Exhibit 99.1
News Release

Hi-Crush Announces Updates to its Board of Directors

Houston, Texas - August 23, 2018 - Hi-Crush Partners LP (NYSE: HCLP), "Hi-Crush" or the "Company", today announced that on August 20, 2018, John R. Huff notified the Company of his resignation from the Board of Directors (the "Board"). Mr. Huff has served as a non-independent director of Hi-Crush Proppants LLC since May 2011 and was appointed to the Board of the Company’s general partner by Avista Capital Partners in May 2012.

"I have considered it a privilege to serve on the Board and to work with the extraordinarily talented team that has been assembled at Hi-Crush and to have played a role in the Company’s development" said Mr. Huff. "I wish the Company success in the future."

On August 23, 2018, the Board appointed Thompson Dean to fill the vacant non-independent Board seat resulting from Mr. Huff’s resignation. Following these changes, the composition of Hi-Crush’s Board remains unchanged, including three independent directors.

Mr. Dean is the Managing Partner and Co-Chief Executive Officer of Avista Capital Partners. Prior to co-founding Avista Capital Partners in 2005, Mr. Dean led DLJ Merchant Banking Partners for 10 years. Mr. Dean served as Managing Partner of DLJMB I, II and III and DLJ Growth Capital Partners until his departure in 2005 and was Chairman of their respective Investment Committees. Mr. Dean received a B.A. from the University of Virginia, where he was an Echols Scholar, and an M.B.A. with high distinction from Harvard Business School, where he was a Baker Scholar.

"We thank John for his many contributions to our Board over the years, dating back even before the formation of the Partnership and the time of our IPO," said Robert E. Rasmus, Chief Executive Officer of Hi-Crush Partners. "We welcome Tom to our Board and look forward to benefiting from his significant board experience as we continue to execute on our Mine. Move. Manage. operating strategy."

About Hi-Crush

Hi-Crush is a premier provider of proppant and logistics solutions to the North American energy industry. Our portfolio of purpose-built production facilities is capable of producing 13.4 million tons per year of high-quality monocrystalline sand, a specialized mineral used as a proppant during the well completion process, necessary to facilitate the recovery of hydrocarbons from oil and natural gas wells. Our Wisconsin production facilities' direct access to major U.S. railroads enhances our delivery capabilities into consuming basins, while our strategically located owned and operated in-basin terminals as well as our Texas production facility positions us within close proximity to significant activity in all major oil and gas basins for advantageous truck transportation. Our integrated distribution system, enhanced by our innovative PropStream logistics solution, efficiently delivers proppant the "last mile" into the blender, providing customers surety of supply from mine to wellsite. For more information, visit www.hicrush.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as "may," "should," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "hope," "plan," "estimate," "anticipate," "could," "believe," "project," "budget," "potential," "likely," or "continue," and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (the "SEC"), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2017 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Caldwell Bailey, Lead Investor Relations Analyst
Marc Silverberg, ICR
ir@hicrushpartners.com
(713) 980-6270

Source: Hi-Crush Partners LP